UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011

First Midwest Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10967	36-3161078
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Pierce Place, Suite 1500 Itasca, Illinois	60143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 875-7450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Closing of Senior Notes Offering

On November 22, 2011, First Midwest Bancorp, Inc. (the “Company”) completed its public offer and sale of $115,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2016 (the “Senior Notes”) pursuant to an underwriting agreement (the “Underwriting Agreement”), dated November 18, 2011, entered into by the Company and Goldman, Sachs & Co., as representative for the several underwriters named therein. The proceeds from the offering, together with cash on hand, will be used to repurchase all of the Company’s Series B Cumulative Perpetual Preferred Stock, which was issued to the United States Department of the Treasury as a part of the Troubled Asset Relief Program. The repurchase of the Series B Cumulative Perpetual Preferred Stock is scheduled to occur on November 23, 2011.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed as part of this Report on Form 8-K:

1.1	Underwriting Agreement, dated November 18, 2011, between the Company and Goldman, Sachs & Co., as representative for the several underwriters.

4.1	Senior Debt Indenture, dated as of November 22, 2011, between the Company and U.S. Bank National Association, as Trustee.

4.2	Form of Global Note.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Midwest Bancorp, Inc.

Dated: November 22, 2011	By:	/S/ CYNTHIA A. LANCE
	Name:	Cynthia A. Lance
	Title:	Executive Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 18, 2011, between the Company and Goldman, Sachs & Co., as representative for the several underwriters.

4.1	Senior Debt Indenture, dated as of November 22, 2011, between the Company and U.S. Bank National Association, as Trustee.

4.2	Form of Global Note.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).